   As filed with the Securities and Exchange Commission on January 12, 2001

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      HEALTH MANAGEMENT ASSOCIATES, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                61-0963645
(State or other jurisdiction of         (I.R.S Employer Identification No.)
incorporation or organization)

                     5811 Pelican Bay Boulevard, Suite 500
                          Naples, Florida 34108-2710
             (Address of Principal Executive Offices)  (Zip Code)

Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan,
                     as amended by Amendment No. 6 thereto
                           (Full title of the Plan)

                              Joseph V. Vumbacco
                     President and Chief Executive Officer
                      Health Management Associates, Inc.
                     5811 Pelican Bay Boulevard, Suite 500
                          Naples, Florida 34108-2710
                    (Name and address of agent for service)

                                 941-598-3131
         (Telephone number, including area code, of agent for service)

                                                   Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
          Title of Plan             Title of securities   Amount to be      Proposed maximum      Proposed maximum        Amount of
                                     to be registered      registered      offering price per    aggregate offering     registration
                                                                               share/(1)/            price/(1)/              fee
------------------------------------------------------------------------------------------------------------------------------------
Health Management Associates,         Class A Common      18,000,000           $ 17.625              $ 317,250,000       $ 79,313
Inc. 1996 Executive Incentive        Stock, par value
Compensation Plan, as amended by      $.01 per share
Amendment No. 6 thereto
------------------------------------------------------------------------------------------------------------------------------------

/(1)/ Estimated in accordance with Rule 457(c), as of January 5, 2001 solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.

     This Registration Statement on Form S-8 relates to an amendment to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan that increased the number of shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 18,000,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 33-80433), filed with the Securities and Exchange Commission on December 14, 1995, are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 18,000,000 shares of Common Stock not previously registered.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on this 12th day of January, 2001.

                              HEALTH MANAGEMENT ASSOCIATES, INC.

                                  /s/ Joseph V. Vumbacco
                              By:_______________________________________________
                                   Joseph V. Vumbacco
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 12th day of January, 2001.


     Signature                          Title


             *                          Director and Chairman of the Board
     ------------------------------
     William J. Schoen

     /s/ Joseph V. Vumbacco             President and Chief Executive Officer
     ------------------------------     (Principal Executive Officer)
     Joseph V. Vumbacco

     /s/ Stephen M. Ray
     ------------------------------     Executive Vice President and Chief
     Stephen M. Ray                     Financial Officer
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

             *                          Director
     ------------------------------
     Kent P. Dauten

             *                          Director
     ------------------------------
     Robert A. Knox

             *                          Director
     ------------------------------
     Charles R. Lees

             *                          Director
     ------------------------------
     Kenneth D. Lewis

             *                          Director
     ------------------------------
     William E. Mayberry

             *                          Director
     ------------------------------
     Randolph W. Westerfield


     *By: /s/ Timothy R. Parry
     ------------------------------
     Timothy R. Parry
     Attorney-in-Fact

                               INDEX TO EXHIBITS

*(5.1)   Opinion of Harter, Secrest & Emery LLP

*(23.1)  Consent of Ernst & Young LLP

*(23.2)  Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1)

*(24.1)  Power of Attorney

(99.1) Amendment No. 6 to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan is incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2000

*(99.2)  Employment Agreement for William J. Schoen made as of January 2, 2001

____________________________
* Exhibit filed with this Registration Statement